EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Worthington Industries, Inc.:

We consent to the incorporation by reference in the registration statements:

•	(Form S-3 No. 333-219349) pertaining to the shelf registration of common shares, without par value, and debt securities of Worthington Industries, Inc.;
•	(Forms S-8 Nos. 033-57981 and 333-168421) pertaining to the Worthington Industries, Inc. Deferred Profit Sharing Plan;
•	(Forms S-3 Nos. 333-168418 and 333-48627) pertaining to the Worthington Industries, Inc. Dividend Reinvestment and Stock Purchase Plan;
•	(Forms S-8 Nos. 333-42849 and 333-191668) pertaining to the Worthington Industries, Inc. Amended and Restated 1997 Long-Term Incentive Plan, as amended;
•	(Form S-8 No. 333-109619) pertaining to the Worthington Industries, Inc. Amended and Restated 2003 Stock Option Plan, as amended;
•	(Forms S-8 Nos. 333-137614 and 333-177237) pertaining to the Worthington Industries, Inc. Amended and Restated 2006 Equity Incentive Plan for Non-Employee Directors, as amended;
•	(Form S-8 No. 333-126183) pertaining to the Worthington Industries, Inc. Retirement Savings Plan for Collectively Bargained Employees;
•	(Form S-8 No. 333-169769) pertaining to the Worthington Industries, Inc. 2010 Stock Option Plan, as amended;
•	(Form S-8 No. 333-198203) pertaining to the Worthington Industries, Inc. Amended and Restated 2005 Deferred Compensation Plan for Directors, as amended;
•	(Form S-8 No. 333-198201) pertaining to the Worthington Industries, Inc. Non-Qualified Deferred Compensation Plan, as amended;
•	(Form S-8 No. 333-198200) pertaining to the Worthington Industries, Inc. Amended and Restated 2005 Non-Qualified Deferred Compensation Plan, as amended; and
•	(Form S-8 No. 333-198199) pertaining to the Worthington Industries, Inc. Deferred Compensation Plan for Directors, as amended of our reports dated July 24, 2017 with respect to the consolidated balance sheets of Worthington Industries, Inc. and subsidiaries as of May 31, 2017 and 2016, and the related consolidated statements of earnings, comprehensive income, equity, and cash flows for each of the years in the three-year period ended May 31, 2017, and the related financial statement schedule, and the effectiveness of internal control over financial reporting as of May 31, 2017, which reports appear in the May 31, 2017 annual report on Form 10-K of Worthington Industries, Inc.

/s/ KPMG LLP

Columbus, Ohio

July 24, 2017